Exhibit 99.1

August 28, 2025

DeFi Dev Corp. Purchases $77M SOL Following Recent Equity Raise

BOCA RATON, FL — August 28, 2025 — DeFi Development Corp. (Nasdaq: DFDV) (the “Company”) the first public company with a treasury strategy built to accumulate and compound Solana (“SOL”), today announced the acquisition of 407,247 SOL at an average price of $188.98 per token. The acquisition was funded from the Company’s recent equity raise, with more than $40M in net proceeds still available for future Solana purchases and strategic treasury operations. This purchase brings the Company’s total holdings to 1,831,011 SOL.

Below is a summary of DeFi Dev Corp.’s current SOL position and key per-share metrics as of August 28, 2025:

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Total SOL & SOL Equivalents Held: 1,831,011, representing a 29% increase vs. our previous balance of 1,420,173
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Total SOL & SOL Equivalents Held (USD): Approximately $371 million
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Total Shares Outstanding as of August 28, 2025: Approximately 21M (see note below)
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SOL per Share (“SPS”): 0.0864
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SPS (USD): $17.52

The newly acquired SOL will be held long-term and staked to a variety of validators, including DeFi Dev Corp.’s own Solana validators to generate native yield.

Note on Share Count and SPS: The reported share count reflects only issued and outstanding shares as of today. None of the shares or pre-paid warrants from the recent equity financing are included in the current figure. On a fully diluted basis, including all shares and warrants from that transaction, the adjusted share count would be approximately 31 million. SPS will fully reflect this in future updates, alongside the deployment of more than $40 million of remaining cash proceeds into additional SOL purchases. Based on current expectations, the Company does not anticipate SPS falling below the previously disclosed figure of 0.0675, even after full warrant impact — reinforcing continued SPS growth.

About DeFi Development Corp.

DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (“DeFi”) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.

The Company is an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions, as well as value-add services, to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage.

The Company currently serves more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders, including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. The Company’s data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "believe," "project," "estimate," "expect," strategy," "future," "likely," "may,", "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SOL below the value at which the Company’s SOL are carried on its balance sheet; (ii) the effect of and uncertainties related to the ongoing volatility in interest rates; (iii) our ability to achieve and maintain profitability in the future; (iv) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (v) changes in the accounting treatment relating to the Company’s SOL holdings; (vi) our ability to respond to general economic conditions; (vii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (viii) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (ix) other risks and uncertainties more fully in the section captioned "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

ir@defidevcorp.com

Media Contact:

Prosek Partners

pro-ddc@prosek.com